2001 Stock Option Exchange Program

                                Evolve Software

                                  December 2001




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Today's Topics

  -  Why we're here

  -  Stock  option  exchange  program

     >  Highlights

     >  Impact on eligible options

  -  How  to  participate

  -  Things  to  consider

  -  Key  dates


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Why We're Here. . .

     - Address the decline in stock price as compared to the strike price of many stock options

     - Discuss a stock option exchange program in which option holders may choose to participate

     -    Review  the  process  to  participate

     -    Tell  you  how  to  get  your  questions  answered


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Stock Option Exchange Program

     Evolve is offering eligible employees the opportunity to exchange eligible underwater options for replacement options

          Eligible  options:  Any  option  granted at $1.15 or more to employees
          -----------------
          under the 1995 Stock Option Plan or 2000 Stock Plan

          Underwater: The option exercise price is higher than the current stock
          -----------
          price


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Option Exchange Program Overview

     -    Voluntary  stock  option  exchange

          > Cancel options on January 7, 2002, and receive new options on July 8, 2002, (expected date) with:

               >    Same  vesting  terms

               > Exercise price equal to closing price of our stock on the date of grant, July 8, 2002.

     - Applies to any option granted at $1.15 or more under the 1995 Stock Option Plan or 2000 Stock Plan

     - Terms of offer are described in materials distributed on December 5th. Please be sure to read them.



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Option Exchange Program Overview...cont.


     - Exercise price of New Options will be set on the date the New Options are granted (expected to be July 8, 2002) and will be equal to the closing price of EVLV stock on the grant date.

     - New Options will have same vesting schedule and vesting start date as cancelled options

          > i.e., When New Options are granted, they will be partially vested, based upon the vesting schedule for the original options, with no vesting penalty.

     - Vested New Options will expire ten years from the grant date of the New Options



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Eligibility: must meet each of the following
                       ----

     1.   Must be a US based employee

     2.   Not a company executive officer or board member

     3.   Hold  options  with  an  exercise  price  at  $1.15  or more per share

     4.   Only  unexercised  options  are  eligible

     5. Must be continuously employed from Option Cancellation Date (January 7, 2002) through New Option Grant Date (July 8, 2002). If you leave
          Evolve:

          -    Before  the  Option  Cancellation  Date, you cannot exchange your
               ------
               options

          -    After  the  Option  Cancellation  Date  but before the New Option
               ------
               Grant Date, you won't receive a New Option, and your cancelled options won't be reinstated

     6.   Must  tender  all  shares  in  an  individual  grant

     7. Need not tender all options, but all options granted since June 5, 2001 (other than November 2001 grants) must be tendered if you participate



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Option Exchange Program:  Key Dates

     -    Offer  Expiration  Date:  January  4,  2002,  at  5:00  p.m. PST.  All
          -----------------------
          employees must make election to exchange options before this date and time.

     -    New Option Grant Date: July 8, 2002, is the expected date on which new
          ---------------------
          options will be granted and the date on which the fair market value of the new options will be established.



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Vesting: New Options

-    New  Options  have  same  vesting  period  as  cancelled  options

-    Vesting  from  cancelled  option  is  not  lost

     >    New Option is credited with vesting under cancelled option



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Example 1

-    Peter's hire date:  November 8, 2000

-    His original Stock  Option:  1000 shares at $12/share

-    Hypothetical Stock Price on Option Cancellation Date:  $0.30/share

-    Hypothetical  Stock  Price  on  New  Option  Grant  Date:  $2/share

       -  This  is  the  hypothetical  price for the chosen date on July 8, 2002

-    New  Option:  1000  shares  at  $2/share  with  10-year  term

<------------------------------------------------------------------------------>
  Nov. 8, 2000                  Jan. 7, 2002                 July 8, 2002
(Original Option         (Option Cancellation Date)     (New Option Grant Date)
  Grant Date)

Original Option for         Nov. 8, 2000 option          New Option for 1000
   1000 shares               is underwater and            shares granted at
    granted at                  cancelled                     $2/share
    $12/share



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Example 2

-    Tara's  hire  date:  May  8,  2001

-    Her  original  Stock  Option:  2000  shares  at  $1.50/share

-    Hypothetical  Stock  Price  on  Option  Cancellation  Date:  $0.30/share

-    Hypothetical  Stock  Price  on  New  Option  Grant  Date:  $2/share

       - Note that Tara would be worse off regarding these specific options, since her previous strike price was $1.50

-    New  Option:  2000  shares  at  $2/share  with  10-year  term


<------------------------------------------------------------------------------>
  May 8, 2001                  Jan. 7, 2002                 July 8, 2002
(Original Option         (Option Cancellation Date)     (New Option Grant Date)
  Grant Date)

Original Option for          May 8, 2001 option          New Option for 2000
   2000 shares               is underwater and            shares granted at
    granted at                  cancelled                     $2/share
  $1.50/share



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Vesting Example

On July 8, 2002, if Peter and Tara are both still employed:

     -    Peter

            >  New Option - 1000 shares granted at $2/share vested 20/48

     -    Tara

            >  New Option - 2000 shares granted at $2/share vested 14/48



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Six-Month Rule

If you choose to participate, all options other than the November 2001 retention grant must be exchanged if granted within six months before the Commencement Date of the Offering (i.e. all options granted since June 5, 2001) AND no new option may be granted within six months after the Option Cancellation Date.

     > New Option Grant Date is at least six months and one day after the Option Cancellation Date

     > If you participate in the Option Exchange Program, you must exchange any option granted to you during the six months before the Commencement Date of the Offering (i.e. all options granted since June 5, 2001) whether or not it is underwater except for Nov. 2001 grants
                     -------------------------------



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How to Participate

- Read the materials that were distributed by Evolve on Wednesday, December 5, 2001

- Complete & submit the election form to Darrin Short before the Offer Expiration Date, January 4, 2002 at 5:00 p.m. PDT

       > You may change your election as many times as you want up to the deadline

       > Failure to make an election before the deadline results in no option exchange

       >  You can't change your election after the deadline



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Things to Consider

-    If  you  choose  to  participate

       > Your New Option will have the same vesting schedule as your cancelled option

       >  The  price  of  your  New  Option  won't  be  known until July 8, 2002

-    Evolve  employees  and  management  can't  advise you on whether or not you should  exchange  your  options  --  participation  is  solely  up  to  you
                                                             ------

-    Check  with  your  financial  and  tax  advisors

- Remember Tara! It is possible that options which are underwater today may turn out to have a strike price less than the price on the New Option Grant Date



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Key Dates


-    January 4, 2002

       >  Before  5:00  p.m.  PDT - deadline  for  submitting  Option  Exchange
          Election

-    July 8, 2002

       >  Expected  Grant  date  for  New  Options

       > This is the date on which the new options will be priced, based on the closing price of Evolve's stock on that date



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Questions


- If you have questions that haven't been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and the other offer documents

- If you have further questions that cannot be answered by the materials provided, contact Darrin Short at (510) 428-6019 or via email at dshort@evolve.com



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